UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2021

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 88898711

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

As previously reported in the Current Report on Form 8-K filed on January 20, 2021, TD Holdings, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with White Lion Capital, LLC, a Nevada limited liability company (the “Investor”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Investor is committed to purchase up to 15,700,000 shares (the “Purchase Notice Shares”) of the Company common stock, par value $0.001 per share (the “Common Stock”), with an aggregate of forty million dollars ($40,000,000) (the “Commitment Amount”) from time to time during a certain commitment period (the “Commitment Period”) as defined in the Purchase Agreement, at a purchase price (the “Purchase Price”) of 90% of the lowest daily volume-weighted average price of the Company’s Common Stock during a valuation period of three business days prior to the closing of each purchase notice received by the Investor.

On September 13, 2021, the Company entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with the Investor. Pursuant to which, the Company and the Investor agreed that on any trading day selected by us, provided that the closing price of our Common Stock on the date of purchase notice is greater than or equal to $1.00 and there is an effective registration statement for the resale by the Investor of the Purchase Notice Shares, we have the right, but not the obligation, to present Investor with a purchase notice, directing the Investor to purchase up to certain amount shares of our Common Stock. The maximum number shares of Common Stock to be sold under each purchase notice shall be determined by the lesser of 200% of the average daily trading volume, or $1.0 million divided by the highest closing price of our Common Stock over the most recent five (5) business days including the date of the purchase notice. Notwithstanding the foregoing, the Investor may waive the limit on the purchase notice as described above at any time to purchase additional shares under a purchase notice, subject to the conditions and limitations set forth in the Purchase Agreement.

According to the Settlement Agreement, the Commitment Period starts on the date of the Purchase Agreement and shall terminate on the earlier of (i) the date on which the Investor shall have purchased shares equal to the Commitment Amount, (ii) December 31, 2022, (iii) the date on which the Investor shall have purchase 15,700,000 shares under the Purchase Agreement or (iv) written notice of termination by the Company to the Investor upon a material breach of the Settlement Agreement by Investor.

Furthermore, the Company agrees that between July 1, 2021 and July 31, 2022, it shall have provided Investor with purchase notices for the sale to Investor of either (i) 10 million shares of Common Stock or (ii) an aggregate purchase notice amount as set out in such purchase notices of $10 million. If the Company fails to comply with this covenant, then it shall pay to Investor as liquidated damages an amount of shares equal to the difference of 10 million shares of Common Stock less the amount of shares the Company has sold to the Investor between July 1, 2021 and July 31, 2022.

The offering of the shares is being made pursuant to the Company’s registration statement on Form S-1 (File No. 333-259497), which was initially filed with the Securities and Exchange Commission (the “Commission”) on September 13, 2021.

The foregoing summary description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is hereby incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Settlement and Mutual Release Agreement between the Company and White Lion Capital, LLC dated as of September 13, 2021 (incorporated by reference to Exhibit 10.26 of the Company’s Registration Statement on Form S-1/A filed with the SEC on September 14, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD HOLDINGS, INC.

Date: September 14, 2021	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer